EXHIBIT 32.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vericel Corporation (Company) on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), the following:

(1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DOMINICK C. COLANGELO
Dominick C. Colangelo
President and Chief Executive Officer
(Principal Executive Officer)

/s/ GERARD J. MICHEL
Gerard J. Michel
Chief Financial Officer and Vice President
of Corporate Development
(Principal Financial and Accounting Officer)
Date: March 25, 2015

A signed original of this written statement required by Section 906 has been provided to Vericel Corporation and will be retained by Vericel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.